Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Mattersight Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Kelly D. Conway, Mark Iserloth, and Christine R. Carsen signing singly, as the undersigned’s true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, to:

(a) execute for and in the name of the undersigned, in any and all capacities, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as any and all amendments thereto on Form 10-K/A deemed necessary, appropriate, or desirable (collectively, the “Form 10-K”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

(b) execute for and in the name of the undersigned, in any and all capacities, the Registration Statement on Form S-3 that the Company agreed to file on or prior to January 2, 2014 under the terms of that certain Purchase Agreement by and between the Company and the purchasers named therein in order to enable the resale of the shares purchased by the purchasers thereunder, as well as any or all amendments (including post-effective amendments) deemed necessary, appropriate, or desirable (collectively, the “Form S-3”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder.

(c) file the Form 10-K and the Form S-3, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority on which the Company’s Common Stock is listed for trading and any other governmental or regulatory authority, and otherwise to act for him and on his behalf in connection therewith; and

(d) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be required, appropriate, or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 20th day of December 2013.

/s/ Henry J. Feinberg
Signature

Henry J. Feinberg
Printed Name